*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on July 22, 2010

Meeting Information

DAYBREAK OIL AND GAS, INC.	Meeting Type: Annual Meeting
For holders as of: May 27, 2010

Date: July 22, 2010 Time: 10:00 AM PDT

DAYBREAK OIL AND GAS, INC. ATTN: KAROL ADAMS 601 W. MAIN AVENUE, STE 1012 SPOKANE, WA 99201	Location:	Chase Financial Building 601 W. Main Avenue, Bsmt Level Spokane, WA 99201 For directions please call the Corporate Office: 509-232-7674

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000069771_1     R2.09.05.010

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Form 10-K 2. Notice & Proxy Statement 3. Shareholder Letter

How to View Online:
Have the information that is printed in the box marked by the arrow			xxxx xxxx xxxx	(located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1)	BY INTERNET:	www.proxyvote.com
	2)	BY TELEPHONE:	1-800-579-1639
	3)	BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow			xxxx xxxx xxxx
(located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 08, 2010 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow	xxxx xxxx xxxx
available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000069771_2      R2.09.05.010

Voting items
The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors
Nominees
01	Wayne G. Dotson	02	Dale B. Lavigne	03	Ronald D. Lavigne	04	James F. Meara	05	Timothy R. Lindsey
06	James F. Westmoreland

The Board of Directors recommends you vote FOR the following proposal(s):

2	Ratification and approval of MaloneBailey, LLP as our independent registered public accountants for the fiscal year ending February 28, 2011.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000069771_3     R2.09.05.010

0000069771_4 R2.09.05.010